                                                                 EXHIBIT 10b.(3)


                                                                  Execution Copy

                              EMPLOYMENT AGREEMENT
                                 Jon R. Hopper


     AGREEMENT dated as of August 1, 1995 by and between CYBERNETICS PRODUCTS, INC., with a mailing address at 1639 E. Edinger Avenue, Santa Ana, CA 92705 ("Company") and JON R. HOPPER, with a mailing address at 9836 Brentwood Drive, Santa Ana, CA 92705 ("Employee").


                                    RECITALS


     A. Company is engaged in the business of developing, manufacturing and distributing precision, high volume drills and routers for electronic circuit boards (the "Business").

     B. Company desires to employ Employee as President and Chief Executive Officer of the Company and Employee desires to be employed by the Company in such capacity and, in connection therewith, Employee and Company mutually desire to enter into this Agreement effective as of the date hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Employee hereby agree as follows:

     1. Term: Company agrees to employ Employee, and Employee agrees to accept such employment, on the terms and conditions hereinafter provided, through July 31, 1999 (the "Tenn") commencing as of the date hereof (the "Employment Date"). This Agreement may be renewed upon the expiration of the term by mutual consent of the parties. Either the Company or the Employee may terminate this Agreement prior to the expiration of the Term upon at least one year's prior written notice. This Agreement may also terminate prior to the expiration of the Term due to death, disability or cause as provided under Section 11.

     2. Capacity. Employee shall be employed as the President and Chief Executive Officer of the Company. In such capacity, Employee shall be assigned only such duties and tasks as are appropriate for a person in the position of President and Chief Executive Officer. Employee agrees to devote his best efforts and his full time and attention to the Company's affairs. As President and Chief Executive Officer, Employee shall be in complete charge of the operation of the Company, and shall have Ml authority and responsibility, subject to the general direction, approval, and control of the Company's Board of Directors, for formulating policies and administering the Company's business affairs in all respects.

3.     Compensation and Benefits.

         (a) Base Compensation. Company shall pay Employee, on the same payment schedule applicable to the other senior officers of the Company, an annual base salary at the rate of One Hundred Fifty Thousand Dollars (US$150,000) per year.

         (b) Bonus. Company shall pay Employee bonus compensation as follows: 10 percent of Net Income Before Taxes of the Company for the fiscal year ending December 31, 1996; 7 1/2 percent of Net Income Before Taxes of the Company for the fiscal year ending December 31, 1997; 5 percent of Net Income Before Taxes of the Company for the fiscal year ending December 31, 1998; and 2 1/2% of Net Income Before Taxes for the fiscal year ending 1999, pro rated for the 7 month period ending July 31, 1999.

         (c) Benefits. Employee shall be entitled to participate in any executive benefits program approved by the Board of Directors for Company executives in general. Employee's participation in any benefit program shall be at the same level of employee/employer contribution as has been set for all participants in such plans, in accordance with applicable law.

         (d) Fringe Benefits. At all times during the Term, Employee shall be entitled to the fringe benefits set forth on Exhibit A to this Agreement, together with such other benefits as may from time to time be provided generally for general managers of Company.

         (e) Reimbursement of Expenses. Company shall promptly reimburse Employee for all reasonable and necessary business expenses incurred by Employee in the furtherance of, or in connection with, the business of Company, including, without limitation, travel, board, lodging, telephone and postage, in accordance with Company policy in effect from time to time. In order to obtain reimbursement Employee shall submit to Company an itemized statement of such expenses along with copies of bills and receipts. Further explanations may be required.

         In addition, Company will pay Employee a non-accountable relocation fee of $50,000 toward Employee's relocation expenses, out-of-pocket costs, and advances to the Company which he incurred or made on behalf of the Company prior to the date of this Agreement.

         (f) Issuance of Shares. If, on or prior to December 31, 1995, the Company has reincorporated in a jurisdiction which permits the issuance of stock for promissory notes, then within 15 business days of said reincorporation the Company will issue to Employee 1,500,000 shares (the "Shares") of its common stock at a price of $0.30 per share in exchange for the promissory note (the "Note") of the Employee secured by a pledge of the Shares in the principal amount of $450,000 (the "Principal Amount") in substantially the form attached as Exhibit B to this Agreement. The number of shares and price per share will be adjusted to reflect any Capital Transaction occurring after the date of this Agreement but before the issuance of the Shares to the Employee. "Capital Transaction" shall mean any stock dividend, recapitalization (including, without limitation, any reverse stock split or any special dividend or distribution), reclassification, spin-off, partial liquidation or similar capital adjustments (including, without limitation, through merger or consolidation). The Employee will have the right to vote all Shares issued to him.

     The Note will not bear interest except as set forth below. The principal amount of the Note will be due and payable 20 years after the date of the Note; provided, however, that if the Employee sells all or a portion of the Shares then that portion of the Note which relates to the Shares so sold shall become immediately due and payable.

     If the Employee's employment by the Company terminates for any reason and the Company elects not to exercise its repurchase option as described below, then any remaining principal amount of the Note will commence to bear interest at the Applicable Federal Rate.

     If the Employee's employment should terminate prior to the expiration of the Term for any reason, Company will have the right, but not the obligation, to repurchase, and upon exercise of such right by the Company, Hopper agrees to sell, at a price of $0.30 per share, payable in cash or by cancellation of the appropriate portion of the Note at the option of Company:

    80% of the Shares, if termination occurs on or prior to April 30, 1996;

    60% of the Shares, if termination occurs after April 30, 1996 but on or prior to April 30, 1997;

    40% of the Shares, if termination occurs after April 30, 1997 but on or prior to April 30, 1998; and

    20% of the Shares, if termination occurs after April 30, 1998 but on or prior to April 30, 1999.

     Hopper agrees not to transfer, assign or pledge voluntarily that portion of the Shares that are subject to repurchase by the Company as set forth above; any such attempted transfer, assignment or pledge shall be void.

     In the event of any involuntary transfer of shares subject to repurchase by the Company, by reason of operation of law or any other reason, Hopper hereby agrees on behalf of himself and his successors and assigns to sell to the Company the portion of the Shares specified above at the specified price.

     In order to exercise such repurchase option, Company must give written notice (the "Repurchase Notice") to the Employee within 15 business days following termination of the Employee's employment.

     The repurchase price per Share shall be adjusted to reflect any Capital Transaction occurring after the date oil this Agreement and prior to the date of the Repurchase Notice.





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     On each occasion, if any, following the commencement date of this
Agreement that the Company contemplates a public offering of shares of its Common Stock to be registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall notify the Employee in writing of its intention to do so at least 45 days prior to the filing of a registration statement in respect of the offering. The Employee must give written notice to the Company, within 30 days of receipt of such notice from the Company, of his desire to have any of the Shares included in such registration statement and may, subject to the provisions of this Section, have the Shares included in such registration statement. The Company shall file any required amendments of or supplements to any registration statement filed pursuant to this Section and otherwise use its reasonable efforts to insure that such registration statement remains in effect under the Securities Act until the earlier of the sale of all of the Shares included in the registration statement or the expiration of 270 days from the effective date thereof. The Company shall bear all expenses in connection with the registration and sale of any of the Shares pursuant to this Section, but the Company shall have no obligation to pay or otherwise bear any portion of the fees or disbursements of any special counsel which the Employee may retain in connection with the registration of the Shares, or any portion of the underwriter's commission, discounts and expenses attributable to the Shares being offered and sold by the Employee, or any taxes payable upon sale of the Shares. The Company shall have the right to designate the managing underwriter in respect of a public offering pursuant to this Section.

     In connection with any offering under this Section involving an underwriting, the Company shall not be required to include any of the Shares in such underwriting unless the Employee accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then the Shares shall be included therein only in such quantity as will not, in the opinion of the managing underwriter, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Shares which the Employee has requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect

     All certificates representing Shares acquired hereunder by the Employee (unless registered under the Securities Act of 1933 (the "Act")) shall bear the following legend:

                    "The shares represented by this certificate have not been
               registered under the Securities Act of 1933, as amended, or any securities regulatory authority of any state, and may not be sold, transferred, exchanged, pledged, encumbered or otherwise disposed of except in compliance with all applicable securities laws."

     The Employee represents and warrants that: (a) the Employee understands that (i) the offer and sale of Shares in accordance with this Agreement have not been registered under the Act, and it is the intention of the parties hereto that the offer and sale of the securities be exempt from registration under the Act and the rules promulgated thereunder by the Securities and Exchange Commission; and (ii) the





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
Shares being acquired hereunder cannot be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of unless they are registered under the Act or an exemption from registration is available; (b) the Employee is acquiring the Shares being acquired hereunder for investment for the Employee's own account and not with a view to the distribution thereof; (c) the Employee has, or the Employee together with his advisers, if any, have such knowledge and experience in financial and business matters that the Employee is, or the Employee together with the Employee's advisers, if any, are, and will be capable of evaluating the merits and risks relating to the Employee's purchase of Shares under this Agreement; (d) the Employee has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the Employee's investment in the Shares; (e) the Employee's decision to invest in the Company has been based upon independent investigations made by the Employee and his advisers, if any; (f) the Employee is able to bear the economic risk of a total loss of the Employee's investment in the Company; and
(g) the Employee has adequate means of providing for the Employee's current needs and foreseeable personal contingencies and has no need for the Employee's investment in the Shares to be liquid.

         If the Company has not reincorporated in a jurisdiction which permits the issuance of stock for promissory notes on or prior to December 31, 1995, and if the 1995 Executive Stock Option Plan shall have been adopted in accordance with applicable federal and state law and regulation by December 3 1, 1995, then in lieu of issuing the shares to Employee as aforesaid, the Company shall, within 15 business days after the adoption of the 1995 Executive Stock Option Plan, grant to Employee stock options with respect to 1.5 million shares of common stock of the Company, $0.01 par value, at an option exercise price equal to the fair market value at the time of such grant, which options shall vest immediately and shall expire if unexercised at midnight on the date which is ten years after the date of issue. The number of shares with respect to which options shall be granted, or the option exercise price, or both shall be adjusted as necessary to reflect any Capital Transaction occurring after the date of this Agreement but prior to the grant of the stock options.

         If the Company has not reincorporated and the 1995 Executive Stock Option Plan has not been approved by December 31, 1995, then the Company and the Employee agree to negotiate in good faith some other form of compensation of equivalent value to be delivered by the Company to Employee.

         (g) Stock Options Subject to adoption of the 1995 Executive Stock Option Plan in conformity with applicable federal and state law and regulations, Company will, within 15 business days after the adoption of the 1995 Executive Stock Option Plan, grant to Employee stock options with respect to 290,000 shares of common stock of the Company, $0.01 par value, at an option exercise price of $0.30 per share (or such higher exercise price as may be required under the 1995 Executive Stock Option Plan), for a term ending at midnight on the date which is ten years after the date of issuance. The number of shares with respect to which options are granted, or the option exercise price, or both shall be adjusted as necessary to reflect any Capital Transaction occurring after the date of this Agreement but prior to the grant of the stock options. Stock options with respect to 58,000 shares shall vest immediately and the balance shall vest in four equal annual increments on the first, second, third and fourth anniversaries of the date of the original stock option grant under this Agreement; provided





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
that in the event of the dissolution or liquidation of the Company, or upon any consolidation or merger involving the Company, or upon the sale or transfer of all or substantially all of the assets of the Company, or upon the exchange by the stockholders of the Company of 80% or more of the shares of the Company for securities of any other entity, all stock options granted to Employee hereunder shall vest immediately.

         4. Non-Competition. Except as otherwise provided in this Section 4, at all times during the Term and for a period of one year thereafter, Employee shall not:

                 (a) be employed by or otherwise associated with, as a partner, stockholder, director, officer, joint venturer, agent, consultant, lender or in any other capacity whatever (otherwise than as a holder of (x) less than five percent of any class of securities publicly traded or (y) securities in the Company or any of its subsidiaries) any person or entity (whether or not engaged in business for profit) which competes with the Business conducted by Company or its subsidiaries during the period of his employment hereunder anywhere in the world;

                 (b) induce or attempt to induce any customer, dealer or distributor of the Company to reduce such customer's, dealer's or distributor's business with the Company; or

                 (c) solicit any of Company's employees or consultants to leave the employ of Company or hire or caused to be hired any person who was during or for six months after the termination of Employee's employment by Company an employee or consultant of Company.


         5. Disclosure of Inventions. Employee will make full and prompt disclosure to Company of all inventions, improvements, modifications, discoveries, creations, methods, processes and developments which are within the scope of Company's actual or reasonably anticipated business and which are made or conceived by Employee alone or with others during the term of his employment and during the six month period following the termination of his employment, whether or not such developments are patentable or protected as confidential information, whether or not such developments are in process or reduced to practice, whether or not such developments are made or conceived during normal working hours or on or off the premises of Company (all of which are hereinafter collectively termed "Developments"), and whether or not such Developments are assignable to Company under the provisions of Section 6 below.

         6. Assignment of Inventions. Employee agrees to assign and hereby assigns to Company all title, interests and rights, including, without limitation, intellectual property rights, in and to any and all Developments within the scope of the Company's actual or reasonably anticipated business, and agrees to assign to Company any and all patents and patent applications arising from such Developments, and agrees to execute and deliver such assignments, patents and patent applications and other documents (including, without limitation, powers of attorney) as Company may direct, and agrees to cooperate fully with Company both during and after the term of his employment, to enable Company to secure and maintain rights in said Developments in an), and all countries. In the event that any of such





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
Developments are by operation of applicable state law excluded from this assignment, Employee agrees that Company shall have a non-exclusive, fully paid license to use for all purposes any such Developments not assigned to Company under this Section 6. Employee understands and agrees that Company shall determine, in its sole and absolute discretion, whether an application for patent, for copyright, or for any other intellectual property right shall be filed on any Development which is assigned to Company under this Agreement, and whether such an application shall be prosecuted or abandoned prior to issuance or registration.

         7. Copyright. Employee acknowledges that all works of authorship that fall within the scope of his employment are owned by Company and are works made for hire. Accordingly, Employee agrees to assign and hereby assigns to Company any and all copyrights in all material prepared by him during the Term related to the Business.

         8. Confidentiality. During the course of his employment with Company, Employee may have access to, learn of, or participate in the development of Company's confidential information or confidential information entrusted to Company by other persons, corporations, or firms. Company's confidential information includes matters not generally known outside of Company, such as know-how, trade secrets, experimentation, research and developments relating to existing and future products and services marketed or used by Company (whether or not such products or services are actually realized or pursued by Company), and also any information which gives Company a competitive advantage including, without limitation, data relating to the general business operations of Company (e.g., sales, costs, profits, organizations, customer lists, pricing methods, etc.). Employee agrees to hold such information as strictly confidential and not disclose any such confidential information to any person, corporation, or firm (other than Company). Employee further agrees not to make use of such confidential information except on Company's behalf whether or not such information is produced by his own efforts. These restrictions shall apply to all such information whether written, oral, magnetic, optical or in some other form. Employee understands and agrees that his confidentiality obligations under this
Section 8 shall continue both during his employment and after termination of his employment until such confidential information becomes generally available to the public through legitimate means. It is understood and agreed that specific information which Employee may receive, observe, perceive, create, develop, or learn while an employee of Company shall not be deemed to be generally available to the public merely because such specific information is embraced by more general information which is generally available to the public.

         9. Return of Information. Upon termination of his employment or at any time upon the request of Company, Employee agrees to deliver to Company all records, drawings, notebooks, documents, computer disks and tapes and other data in any and all forms (without retaining copies) which pertain to Company's confidential information (whether prepared by Employee or others) or Developments, and also to return to Company any equipment, tools, computers or other devices owned by Company and in his possession. Employee agrees that the above documents, data and devices are the exclusive property of Company and shall not be copied or removed from Company premises except in the pursuit of the business of Company.





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
         10. No Conflicts. Employee hereby represents that he has no present obligation to assign to any former employer, or any other person, corporation or firm (other than the Company), any Developments covered by
Section 6. Employee is not subject to any agreement, restriction, right or interest in anyone limiting in any way the scope of this Agreement or his employment by Company or in any way inconsistent herewith. Employee will not disclose to Company, or induce Company to use, any confidential information of other persons, corporations, or firms including his present or former employers (if any).

         11.     Termination of Employment.  Notwithstanding the provisions of
Section 1, Employee's employment hereunder shall terminate under the following circumstances:

                 (a) Death or Disability. Employee's employment hereunder shall terminate upon his death or disability (as hereinafter defined). For purposes of this Agreement only, Employee shall be deemed disabled if in the opinion of the Board of Directors, determined in good faith, Employee is unable to substantially perform services hereunder due to illness, injury, accident or condition of either a physical or psychological nature for greater than six months.

                 (b) Termination by Company for Cause. Company may terminate Employee's employment for "cause" (as hereinafter defined) after ten business days' prior written notice to Employee setting forth in reasonable detail the nature of such cause if during such period Employee shall not have cured the basis therefor. Employee shall have the right to appear, with legal counsel, before the Board of Directors of Company during such ten day period, to rebut the charges. For the purposes hereof, "cause" shall be determined by the Board of Directors of Company acting in good faith and shall include (but not be limited to):

                 (i) the conviction of Employee by a court of competent jurisdiction of any felony or misdemeanor involving dishonesty, breach of trust or misappropriation or the entering of a plea by Employee of nolo contendere thereto;

                 (ii) the commission by Employee of an act of fraud upon, or breaching his duty of loyalty to, Company or any of its subsidiaries;

                 (iii) a conviction for willful violation of any law, rule or regulation governing the operation of Company or any of its subsidiaries which is punishable by imprisonment for six months or more; or

                 (iv) a breach by Employee of this Agreement, which breach continues for more than seven business days after written notice given to Employee by Company, such notice to set forth in reasonable detail the nature of such breach.

                 (c) Expiration. The employment of Employee shall terminate upon the expiration of the Term hereof.





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
                 (d) Involuntary Termination Without Cause. Employee shall be deemed to have been involuntarily terminated without cause if one of the following events occur:

                (i) There occurs a substantial reduction by Company in the Employee's responsibilities, authorities, powers and duties from the responsibilities, authorities, powers and duties exercised by Employee just prior to such reduction but excluding such reduction for reasons arising out of gross misconduct or failure to perform any substantial responsibility or duty in a manner consistent with the discharge of such duty or responsibility;

                (ii) The Company requires the Employee to be based principally at any office or location other than a location which is within a 50 mile radius of the Company's current principal office, unless the Employee consents to be based principally at another office or location;

                (iii) The Company's failure to (x) maintain the Employee's eligibility for participation in existing benefit plans then being made available by Company to other employees of Company having substantially similar levels of responsibility as the Employee or (y) provide to the Employee substantially the same benefits or other perquisites then being provided or paid to other employees of Company having substantially similar levels of responsibility as the Employee; or

                (iv) There occurs a breach of this Agreement by the Company which continues for more than seven business days after written notice given to Company by the Employee, setting forth in reasonable detail the nature of such breach.

         12.    Payments Upon Termination of Employment

                (a) Payments Upon Termination by Company for Cause. If at any time during the Tenn, Company shall terminate Employee for cause, Employee shall be entitled to receive from Company only such minimum base annual salary as is accrued and unpaid through the date of such termination.

                (b) Payments Upon Other Terminations. If at any time during the Tenn the Employee ceases to be employed by the Company for any reason other than a termination by the Company for cause, the Employee shall be entitled to receive the minimum base annual salary as accrued and unpaid through the date of termination plus any bonus payable pursuant to Section 3(b) hereof pro rated for the portion of the fiscal year prior to termination.

         13. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage paid, to Employee at the address shown in the preamble to this Agreement, or, in the case of Company, to the attention of its Chairman of the Board. All such communications shall be deemed





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
given upon receipt. Any party may by notice in writing to the other parties change the address to which notices to it or him are to be addressed hereunder.

         14.     Miscellaneous.

         (a) Indemnification. During the period of his employment hereunder, Company agrees to indemnify the Employee in his capacity as an officer and Director of Company and, to the extent applicable, each subsidiary of Company, all to the maximum extent permitted under the applicable general corporation law.

         (b) LegaL Fees. Company shall pay to Employee all reasonable legal fees, costs and expenses incurred by him in contesting or disputing any termination of this Agreement or in seeking to obtain or enforce any right or benefit provided by this Agreement, provided that the final resolution of such matter principally is in the Employee's favor.

         (c) Entire Agreement. This Agreement constitutes the entire Agreement between the parties and may not be changed except by a writing duly executed and delivered by the parties hereto.

         (d) Survival. Except as otherwise provided in this Agreement, the obligations of Company and Employee contained in Sections 4, 5, 6, 7, 8, 9, 14(a) and 14(b) shall survive the termination of this Agreement.

         (e) Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York.

         (f) Enforcement. In view of the substantial harm which will result from the breach by Employee of any of the covenants contained in Sections 4, 5, 6, 7, 8 and 9, the parties agree that such covenants shall be enforced to the fullest extent permitted by law. Accordingly, if, in any judicial proceeding, a court shall determine that such covenants are unenforceable because they cover too extensive a geographic area or survive for too long a period of time, or for any other reason, then the parties intend that such covenants shall be deemed to cover such maximum geographic area and maximum period of time and shall otherwise be deemed to be limited in such manner as will permit enforceability by such court. If any term or provision of this Agreement or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application to other persons and circumstances shall not be affected thereby and each term and provision hereof shall be enforced to the fullest extent permitted by law.

         (g) Remedies. Employee agrees that his breach of any of the provisions of Sections 4, 5, 6, 7, 8 and 9 above will cause irreparable damage to Company and that the recovery by Company of money damages will not alone constitute an adequate remedy for such breach. Accordingly, Employee agrees that such provisions may be specifically enforced against him, in addition to any other rights or remedies available to Company on account of any such breach, and Employee hereby waives the





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
defense in any equitable proceeding that there an adequate remedy at law for any such breach and agrees that injunctive or other equitable relief will not constitute any hardship upon Employee.

         (h) Assignment. Employee acknowledges that his services are unique and personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. The Company's rights and obligations shall inure to the benefit of and shall be binding upon the Company's successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed document as of the date first above written.

ATTEST:                                      CYBERNETICS PRODUCTS, INC.

        [SIG]                                By:    [SIG]
-----------------------------------             --------------------------------
                                             Its:


WITNESS:


       [SIG]                                  /s/ Jon R. Hopper
-----------------------------------           ----------------------------------
                                                  Jon R. Hopper

                        Exhibit A to Employment Agreement
              Between Cybernetics Products, Inc., and Jon R. Hopper
                           Dated as of August 1, 1995

         1. Vacation. Employee shall be entitled to three weeks' paid vacation in each calendar year during the Term of the Agreement. Unused vacation time shall not be accrued from year to year. Employee shall also be entitled to all paid holidays recognized by Company.

         2. Insurance and Other Benefit Plans. Employee shall be entitled to participate in Company's hospitalization, medical, group-term life and other similar insurance plans generally available to Company's employees from time to time in accordance with the terms of such plans.

         3. [**Long Term Disability. Employee shall receive, at no cost to Employee, long-term disability insurance which shall become effective within 6 months of any disability and shall insure Employee for no less than two-thirds of his annual base salary under the Agreement].

         4. Car Allowance. During the Tenn of the Agreement Employee shall be entitled to the use of a Company car or a leased car with a value of approximately $30,000.





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